UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2006
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Financial Officer

The Board of Directors of Electro Energy, Inc. (the “Company”) approved the appointment of Timothy E. Coyne as the Company’s Chief Financial Officer on November 21, 2006, replacing the Company’s interim Chief Financial Officer, Michael E. Reed. Mr. Reed will remain Chief Executive Officer and President of the Company.

Mr. Coyne has 30 years of experience in senior financial and accounting positions, including expertise in the capital markets, reporting and compliance and financial management. He has extensive experience in senior financial positions for publicly-traded companies.

He joins Electro Energy after five years as Chief Financial Officer and Vice President and Corporate Controller of Imagistics International Inc., a former division of Pitney Bowes Inc. where he was responsible for Accounting, Finance, Treasury, Budgeting, Reporting/Control, Audit, Tax and Investor Relations.

He received his B. S., Accounting, Magna Cum Laude from Herbert H. Lehman College of the City University of New York.

Mr. Coyne’s employment at the Company will be at-will. He will receive a monthly salary of $11,538.46 payable in bi-weekly installments, along with customary benefits. He will also be eligible for an annual performance bonus of up to 35% of his annual salary. In addition, Mr. Coyne will participate in the Company’s 2005 Stock Option Plan. The actual amount of any grant will be determined based on Mr. Coyne’s performance against program measures established by the Company.

Upon his appointment, Mr. Coyne received a grant of 150,000 options to purchase shares of common stock of the Company, vesting over a four year period.

A copy of Mr. Coyne’s offer of employment from the Company is attached to this filing as Exhibit 10.1.

Appointment of Director

On November 21, 2006, the Board of Directors of the Company elected Lawrence G. Schafran as a Director, effective November 21, 2006, who shall hold office until the next annual election of directors and until his successor is duly elected and qualified. Martin G. Klein, Chairman of the Board, introduced Mr. Schafran as a potential candidate to the Company. After performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors decided to elect Mr. Schafran to the Board of Directors. Upon his appointment, Mr. Schafran received a grant of 50,000 options to purchase shares of common stock of the Company, vesting over a four year period.

Mr. Schafran will serve on the Audit Committee of the Company.

There are no family relationships between Mr. Schafran and any of the other executive officers or directors of the Company .

ITEM 8.01.   OTHER EVENTS.

On November 27, 2006, the Company issued a press release announcing the appointment of Mr. Coyne as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On November 28, 2006, the Company issued a press release announcing the appointment of Mr. Schafran as a Director. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The press releases and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

10.1	Employment Offer Letter from Electro Energy Inc. dated November 8, 2006, executed by Mr. Coyne on November 20, 2006.

99.1	Press Release issued by Electro Energy Inc. on November 27, 2006 with respect to the appointment of Mr. Coyne as Chief Financial Officer of Electro Energy Inc.

99.2	Press Release issued by Electro Energy Inc. on November 28, 2006 with respect to the appointment of Mr. Schafran as a Director of Electro Energy Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

	By:	/s/ Michael E. Reed

Name: Michael E. Reed
Title: Chief Executive Officer
Dated: November 28, 2006